Exhibit 3.7

CERTIFICATE OF INCORPORATION

of

LAS OLAS THIRTEEN CORPORATION

          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware" or the "DGCL") hereby certifies that:

           FIRST: The name of the corporation is Las Olas Thirteen Corporation (the "Corporation").

           SECOND: The Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

           THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

           FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is One Hundred (100) shares, all of which are of a par value of $0.01 each, and all of which are of one class and are designated as Common Stock.

           FIFTH: The name and mailing address of the incorporator are as follows: Mark A. Rosenbaum, Esq. c/o Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982.

           SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

           SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including breaches resulting from such director's grossly negligent behavior, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefits. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

           EIGHTH: Indemnification.

           1.   To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any other corporation, company, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity") while serving as a director or officer of the Corporation, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent specified by the Board of Directors of the Corporation at any time and to the extent not prohibited by law, the Corporation may indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving as a director, officer, manager, member, employee or agent or in any other capacity at the request of the Corporation, for any Other Entity, against judgment, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with such Proceeding, if such person acted in good faith and in a manner such person believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

           2.   The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

           3.   The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws, any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

           4.   The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

           5.   The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under Section 145 of the DGCL or any other provision of law.

           6.   The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

           7.   The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person also shall be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

           8.   Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

           9.   Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

           NINTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 24th day of March, 2003.

By: Name: Mark A. Rosenbaum, Esq. Title: Sole Incorporator

CERTIFICATE OF MERGER

OF

NATIONSRENT, INC.

WITH AND INTO

LAS OLAS THIRTEEN CORPORATION

Pursuant to Section 1123(a)(5)(C) of the United States Bankruptcy Code
and Sections 251 and 303 of the General Corporation Law of the State of Delaware

          LAS OLAS THIRTEEN CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

                FIRST:           The name and the state of incorporation of each of the constituent corporations is as follows:

Name Las Olas Thirteen Corporation NationsRent, Inc.	State of Incorporation Delaware Delaware

                SECOND:           An Agreement and Plan of Merger dated as of June 13, 2003, as amended (the “Merger Agreement”), among NR Holdings, Inc., a Delaware corporation (“Parent”), Las Olas Thirteen Corporation, a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub”), and NationsRent, Inc., a Delaware corporation (the “Company”), pursuant to which the Company will be merged (such merger, the “Merger”) with and into Merger Sub, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Sections 251 and 303 of the General Corporation Law of the State of Delaware and pursuant to an approved plan of reorganization under Chapter 11 of Title 11 of the United States Code as described more fully on the attached Exhibit A.

                THIRD:           Pursuant to Section 303(c) of the General Corporation Law of the State of Delaware, provision for the making of this Certificate of Merger is contained in an order, dated May 14, 2003, of a court having jurisdiction of a proceeding under Chapter 11 of Title 11 of the United States Code as described more fully on the attached Exhibit A.

                FOURTH:           Merger Sub is the surviving corporation (the “Surviving Corporation”), the name of which shall herewith be changed to NationsRent, Inc.

                FIFTH:           The certificate of incorporation of Merger Sub as in effect on the date of the Merger shall be the certificate of incorporation of the Surviving Corporation, except that paragraph "FIRST" of said certificate of incorporation is hereby amended and restated in its entirety to read as follows:

                      "FIRST:      The name of the corporation is NationsRent, Inc. (the "Corporation")"

                SIXTH:           An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at 450 East Las Olas Boulevard, 14th floor, Fort Lauderdale, Florida 33301.

                SEVENTH:           A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

                EIGHTH:           This Certificate of Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

[Next page is a signature page]

           IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be executed by their officers thereunto duly authorized this 13th day of June, 2003.

LAS OLAS THIRTEEN CORPORATION

By:
      Name: Thomas J. Putman
     Title: President and Chief Executive Officer

NATIONSRENT, INC.

By:
      Name: Joseph H. Izhakoff
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT A

           The Certificate of Merger to which this Exhibit A is attached has been adopted and effected in conformity with Section 303 of the General Corporation Law of the State of Delaware pursuant to and in accordance with the terms of the First Amended Joint Plan of Reorganization of NationsRent, Inc. (the "Company"), and NationsRent USA, Inc., NationsRent Transportation Services, Inc., NR Delaware, Inc., NRGP, Inc., NationsRent West, Inc., Logan Equipment Corp., NR Dealer, Inc., NR Franchise Company, BDK Equipment Company, Inc., NationsRent of Texas, LP and NationsRent of Indiana, LP and confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in Chapter 11 Case No. 01-11628 by Order dated May 14, 2003 (the "Confirmation Order"). Pursuant to the Confirmation Order, the Company is being merged with and into Las Olas Thirteen Corporation, a Delaware corporation and an indirect subsidiary of NR Holdings, Inc., a Delaware corporation. The Bankruptcy Court has jurisdiction over the Company's Chapter 11 case pursuant to 28 U.S.C. § § 157 and 1334.